UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 11, 2012

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 310 Del Mar, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Issuance of 10% Senior Convertible Note to Gemini Master Fund, Ltd.

Adamis Pharmaceuticals Corporation (the “Company”) has completed the closing of a private placement financing transaction (the “June 2012 Financing”) with Gemini Master Fund, Ltd., pursuant to a Securities Purchase Agreement (the “Agreement”).   The Company issued a 10% Senior Convertible Note (the “Gemini Note”) in the aggregate principal amount of $500,000 and 500,000 shares of common stock of the Company, and received gross proceeds of $500,000, excluding transaction costs and expenses.

Interest on the Gemini Note is payable at a rate of 10% per annum and is payable on the maturity date of the Gemini Note.  Principal and accrued and unpaid interest is due and payable nine months after the date of the Gemini Note.  The Gemini Note is convertible into shares of the Company’s common stock at any time at the discretion of the investor at an initial conversion price per share of $0.55, subject to adjustment for stock splits, stock dividends and other similar transactions and subject to the terms of the Gemini Note.  The conversion price is also subject to price anti-dilution adjustments providing that with the exception of certain excluded categories of issuances and transactions, if the Company issues equity securities or securities convertible into equity securities at an effective price per share less than the conversion price of the Gemini Note, the conversion price of the Gemini Note will be adjusted downward to equal the per share price of the new securities.

The Company’s obligations under the Gemini Note and the other transaction agreements are guaranteed by the Company’s principal subsidiaries, including Adamis Corporation, Adamis Laboratories, Inc. and Adamis Viral, Inc.

The transaction agreements include restrictions on the Company’s ability to engage in certain kinds of transactions while the Gemini Note is outstanding without the consent of the investor, including incurring or paying certain kinds of indebtedness, entering into certain kinds of financing transactions, or encumbering the Company’s assets (subject to certain exceptions).  The transaction documents include a variety of liquidated damages, penalties and default provisions upon events of default by the Company, including without limitation an increase in the principal amount and interest rate and a potential decrease in the conversion price of the Gemini Note, and in connection with certain other breaches of covenants of the Company.  If the shares underlying the Gemini Note are not freely tradeable under SEC Rule 144 after six months from the closing of the Gemini Note transaction, the Company intends to file a registration statement covering the resale of such shares.

The foregoing description of the transaction is qualified in its entirety by the actual transaction agreements that are filed as exhibits to this Report, which are incorporated by reference herein.

Issuance of Convertible Debt to The G-Max Trust

On June 11, 2012, the Company issued a Convertible Promissory Note (the “G-Max Note”) to The G-Max Trust (the “Investor”) in connection with a private placement to the Investor for aggregate gross proceeds of approximately $500,000 of the G-Max Note and 500,000 shares (the “Shares”) of common stock of the Company (“Common Stock”).

Interest on the outstanding principal balance of the G-Max Note accrues at a rate of 10% per annum compounded monthly and is payable monthly commencing July 1, 2012.  All unpaid principal and interest on the Note is due and payable on April 1, 2013 (the “Maturity Date”).

At any time on or before the Maturity Date, the Investor has the right to convert part or all of the principal and interest owed under the G-Max Note into Common Stock at a conversion price equal to $0.55 per share (subject to adjustment for stock dividends, stock splits, reverse stock splits, reclassifications or other similar events affecting the number of outstanding shares of Common Stock).

Events of default under the G-Max Note include: (a) the Company fails to make payment of the principal amount of the G-Max Note when due and fails to cure the default within the permitted cure period; or (b) the Company fails in any material respect to comply with or to perform when due any other material term, obligation, covenant, or condition contained in the G-Max Note and fails to cure the default within the permitted cured period.  In the event of a default by the Company, the Investor must provide the Company with written notice of default, and the Company will have five business days to cure the default.  Upon an event of default that is not cured, the Investor may declare the entire unpaid amount owed under the G-Max Note immediately due, subject to the subordination provisions set forth in the G-Max Note.  Upon the failure to pay the principal amount owed under the G-Max Note upon the Maturity Date, the Investor, at its option, may charge default interest on the G-Max Note at a rate equal to the lesser of (i) 18% per annum and (ii) the maximum rate permitted under applicable usury or other laws.

The G-Max Note includes subordination provisions providing that payment of principal, interest and any other amounts that may become due pursuant to the G-Max Note, and any other obligation that the Company may have to the Investor (“Subordinated Indebtedness”), is subordinated to the payment in full of all “Senior Indebtedness” of the Company, which is defined as any obligations of the Company outstanding on the date of the G-Max Note or created thereafter pursuant to any secured note of the Company and any agreements relating thereto, and that as between the Investor and any holder of Senior Indebtedness (a “Senior Lender”) the Senior Lender will hold a first priority lien in all collateral relating to the Senior Indebtedness.  Until all of the Senior Indebtedness has been paid in full and the Senior Lender has released its lien in the collateral, the Investor may not, without the Senior Lender’s prior written consent, demand, receive or accept any payment, other than current interest payments, from the Company in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness.  The G-Max Note includes other customary subordination provisions, including provisions subordinating the Subordinated Indebtedness to any Senior Indebtedness in the event of bankruptcy or similar proceedings or events.  In addition, if an event of default occurs with respect to any Senior Indebtedness permitting the holder to accelerate the maturity thereof, then, unless the event of default has been cured or waived or has ceased to exist, or all Senior Indebtedness has been paid in full, no payment may be made in respect of the G-Max Note for a period of 180 days after the first occurrence of such event of default.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  Each investor of the notes as described above is an accredited investor as such term is defined in Rule 501 of the Securities Act.  The securities were issued in a private placement under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  Each investor represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement dated as of June 11, 2012.

10.2	10% Senior Convertible Note dated as of June 11, 2012.

10.3	Form of Subsidiary Guarantee dated as of June 11, 2012.

10.4	Convertible Promissory Note dated as of June 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated:	June 15, 2012	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer